Exhibit 10.2

EXECUTION VERSION

J.P. Morgan Europe Limited, as Facility Agent

for the Lenders party to the Credit Agreement

referred to below

Ladies and Gentlemen:

The undersigned (the “Extending Lender”) hereby agrees to extend, effective 28 February 2015 (the “Extension Date”), its Commitment and the Maturity Date under the Credit Agreement, dated as of 28 February 2014 (as amended or modified from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined if not defined herein), among Philip Morris International Inc. (“PMI”), the Lenders party thereto, J.P. Morgan Europe Limited, as Facility Agent, and JPMorgan Chase Bank, N.A., as Swingline Agent, for an additional one year period to 28 February 2020 (the “Extended Maturity Date”) pursuant to Section 2.23 of the Credit Agreement.

Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. This Extension Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature pages omitted]